Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

•	Net sales for the quarter up 3.8% to $183.9 million compared to the prior quarter ended December 31, 2015.

•	Gross margin for fiscal year 2016 of 22.2% compared to 19.4% for the prior fiscal year 2015.

•	Cash Balance as of March 31, 2016 of $65.0 million up $21.8 million from December 31, 2015

•	Board authorizes debt repurchase plan for Fiscal Year 2017

Greenville, South Carolina (May 3, 2016) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the fourth quarter and fiscal year ended March 31, 2016.

“We ended the year on a solid note with a strong finish with our cash flow exceeding our earlier forecasts,” stated Per Loof, KEMET’s Chief Executive Officer. “Overall, in a challenging economic environment, our operational excellence continued to improve margins and meet or exceed customer expectations. Finishing the fiscal year in this position has allowed our Board of Directors to authorize a debt repurchase plan, initially up to $20 million over the course of our Fiscal Year 2017 that began April 1, 2016, to facilitate lower interest payments and position the Company to accomplish our strategic objectives,” continued Loof.

Net sales of $183.9 million for the quarter ended March 31, 2016 increased 3.8% from net sales of $177.2 million for the prior quarter ended December 31, 2015, and decreased 5.0% compared to net sales of $193.7 million for the quarter ended March 31, 2015. For the fiscal year ended March 31, 2016 net sales were $734.8 million compared to $823.2 million for the fiscal year ended March 31, 2015.

U.S. GAAP net loss from continuing operations before the equity loss from NEC TOKIN for the quarter ended March 31, 2016 was $3.5 million or $0.08 per basic and diluted share, compared to a net loss from continuing operations before equity loss from NEC TOKIN of $17.8 million or $0.39 for the quarter ended March 31, 2015 which included a non-cash loss of $11.1 million or $0.24 per basic and diluted share corresponding to the change in value of the NEC TOKIN option. The total U.S. GAAP net loss, including the equity loss from NEC TOKIN, for the quarter ended March 31, 2016 was $15.2 million, or $0.33 loss per basic and diluted share, compared to a net loss for the quarter ended March 31, 2015 of $19.8 million or $0.44 loss per basic and diluted share.

Non-U.S. GAAP Adjusted net income for the quarter ended March 31, 2016 was $1.8 million or $0.04 per basic and diluted share, compared to a non-U.S. GAAP Adjusted net loss of $1.6 million or $0.04 per basic and diluted share for the quarter ended March 31, 2015.

U.S. GAAP net loss from continuing operations before equity loss from NEC TOKIN for the fiscal year ended March 31, 2016 was $37.2 million or $0.81 per basic and diluted share which includes a non-cash loss of $26.3 million or $0.57 per basic and diluted share corresponding to the change in value of the NEC TOKIN option, compared to a net loss from continuing operations before equity loss from NEC TOKIN of $17.4 million or $0.38 per basic and diluted share which includes a non-cash gain of $2.1 million or $0.05 per basic and diluted share related to the change in value of the NEC TOKIN option for the fiscal year ended March 31, 2015. The total U.S. GAAP loss, including the equity loss from NEC TOKIN, for the fiscal year ended March 31, 2016 was $53.6 million, or $1.17 loss per basic and diluted share compared to a net loss of $14.1 million, or $0.31 loss per basic and diluted share for the fiscal year ended March 31, 2015.

For the fiscal year ended March 31, 2016, the non-U.S. GAAP Adjusted net income was $8.9 million, or $0.17 per diluted share compared to non-U.S. GAAP Adjusted net income of $7.0 million, or $0.13 per diluted share for the fiscal year ended March 31, 2015.

Net income (loss) for the fiscal quarters and years ended March 31, 2016 and 2015 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2016, we will observe a quiet period during which the information provided in this news release and annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxiv) fluctuation in distributor sales could adversely affect our results of operations.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended March 31,		Fiscal Year Ended
	2016	2015	2016	2015
Net sales	$183,926	$193,708	$734,823	$823,192
Operating costs and expenses:
Cost of sales	141,913	157,379	571,543	663,683
Selling, general and administrative expenses	25,790	24,870	101,446	98,533
Research and development	6,395	6,572	24,955	25,802
Restructuring charges	617	3,437	4,178	13,017
Net (gain) loss on sales and disposals of assets	608	538	375	(221)
Total operating costs and expenses	175,323	192,796	702,497	800,814
Operating income (loss)	8,603	912	32,326	22,378
Other (income) expense:
Interest income	(4)	(4)	(14)	(15)
Interest expense	9,929	10,020	39,605	40,701
Change in value of NEC TOKIN options	—	11,100	26,300	(2,100)
Other income (expense), net	147	(2,453)	(2,348)	(4,082)
Income (loss) from continuing operations before income taxes and equity income (loss) from NEC TOKIN	(1,469)	(17,751)	(31,217)	(12,126)
Income tax expense (benefit)	2,056	3	6,006	5,227
Income (loss) from continuing operations before equity income (loss) from NEC TOKIN	(3,525)	(17,754)	(37,223)	(17,353)
Equity income (loss) from NEC TOKIN	(11,648)	(2,093)	(16,406)	(2,169)
Income (loss) from continuing operations	(15,173)	(19,847)	(53,629)	(19,522)
Income (loss) from discontinued operations	—	—	—	5,379
Net income (loss)	$(15,173)	$(19,847)	$(53,629)	$(14,143)
Net income (loss) per basic share:
Income (loss) from continuing operations	$(0.33)	$(0.44)	$(1.17)	$(0.43)
Income (loss) from discontinued operations	$—	$—	$—	$0.12
Net income (loss)	$(0.33)	$(0.44)	$(1.17)	$(0.31)

Net income (loss) per diluted share:
Income (loss) from continuing operations	$(0.33)	$(0.44)	$(1.17)	$(0.43)
Income (loss) from discontinued operations	$—	$—	$—	$0.12
Net income (loss)	$(0.33)	$(0.44)	$(1.17)	$(0.31)

Weighted-average shares outstanding:
Basic	46,160	45,443	46,004	45,381
Diluted	46,160	45,443	46,004	45,381

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2016	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$65,004	$56,362
Accounts receivable, net	93,168	90,857
Inventories, net	168,879	171,843
Prepaid expenses and other	25,496	41,503
Total current assets	352,547	360,565
Property plant and equipment net of accumulated depreciation of $815,338 and $804,286 as of March 31, 2016 and March 31, 2015, respectively	241,839	249,641
Goodwill	40,294	35,584
Intangible assets, net	33,301	33,282
Investment in NEC TOKIN	20,334	45,016
Deferred income taxes	8,397	9,774
Other assets	5,832	12,831
Total assets	$702,544	$746,693
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$962
Accounts payable	70,981	69,785
Accrued expenses	50,320	60,456
Income taxes payable	453	884
Total current liabilities	121,754	132,087
Long-term debt, less current portion	390,597	390,409
Other non-current obligations	74,892	57,131
Deferred income taxes	2,820	2,384
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at March 31, 2016 and 2015	465	465
Additional paid-in capital	452,821	461,191
Retained deficit	(299,510)	(245,881)
Accumulated other comprehensive income	(31,425)	(28,796)
Treasury stock, at cost (611 and 1,056 shares at March 31, 2016 and 2015, respectively)	(9,870)	(22,297)
Total stockholders’ equity	112,481	164,682
Total liabilities and stockholders’ equity	$702,544	$746,693

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Fiscal Years Ended March 31,
	2016	2015
Net income (loss)	$(53,629)	$(14,143)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of discontinued operations	—	(5,644)
Net cash provided by (used in) operating activities of discontinued operations	—	(679)
Depreciation and amortization	39,016	40,768
Non-cash debt and financing costs	859	2,032
Gain on early extinguishment of debt	—	(1,003)
Equity income (loss) from NEC TOKIN	16,406	2,169
Change in value of NEC TOKIN options	26,300	(2,100)
Net (gain) loss on sales and disposals of assets	375	(221)
Stock-based compensation expense	4,774	4,512
Pension and other post-retirement benefits	719	(13,283)
Deferred income tax expense (benefit)	657	(2,084)
Write down of receivables	24	52
Other, net	306	(7)
Changes in assets and liabilities:
Accounts receivable	(2,346)	8,220
Inventories	3,338	8,559
Prepaid expenses and other current assets	13,103	(8,404)
Accounts payable	(5,982)	(2,879)
Accrued income taxes	280	(383)
Other operating liabilities	(11,835)	8,920
Net cash provided by (used in) operating activities	32,365	24,402
Investing activities:
Capital expenditures	(20,469)	(22,232)
Acquisitions, net of cash received	(2,892)	—
Change in restricted cash	1,802	11,509
Proceeds from sale of discontinued operations	—	9,564
Proceeds from sale of assets	971	4,788
Net cash provided by (used in) investing activities	(20,588)	3,629
Financing activities:
Proceeds from revolving line of credit	10,000	42,340
Payments of revolving line of credit	(9,600)	(27,342)
Deferred acquisition payments	(3,000)	(19,527)
Payments of long-term debt	(481)	(21,733)
Proceeds from exercise of stock options	—	24
Purchase of treasury stock	(722)	(630)
Net cash provided by (used in) financing activities	(3,803)	(26,868)
Net increase (decrease) in cash and cash equivalents	7,974	1,163
Effect of foreign currency fluctuations on cash	668	(2,730)
Cash and cash equivalents at beginning of fiscal period	56,362	57,929
Cash and cash equivalents at end of fiscal period	$65,004	$56,362

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations and believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides a reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP Adjusted gross margin (amounts in thousands):

	Quarters Ended			Fiscal Years Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
		(Unaudited)
Net sales	$183,926	$177,184	$193,708	$734,823	$823,192
Gross Margin	42,013	38,748	36,329	163,280	159,509
Gross margin as a % of net sales	22.8%	21.9%	18.8%	22.2%	19.4%
Non-U.S. GAAP-adjustments:
Plant shut-down costs	141	231	—	372	889
Plant start-up costs	319	160	651	861	4,556
Stock-based compensation expense	278	268	465	1,418	1,576
Inventory Revaluation	—	—	(928)	—	—
Adjusted gross margin	$42,751	$39,407	$36,517	$165,931	$166,530
Adjusted gross margin as a % of net sales	23.2%	22.2%	18.9%	22.6%	20.2%

Adjusted Operating Income (Loss)

Adjusted operating income represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income to facilitate our analysis and understanding of our business operations and believe that Adjusted operating income (loss) is useful to investors because it provides a supplemental way to understand our underlying operating performance. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended			Fiscal Year Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
	(Unaudited)
Operating income (loss)	$8,603	$8,493	$912	$32,326	$22,378
Adjustments:
ERP integration costs/IT transition costs	859	167	1,273	5,677	3,248
Stock-based compensation expense	1,013	1,154	1,328	4,774	4,512
Restructuring charges	617	1,714	3,437	4,178	13,017
Legal expenses related to antitrust class actions	482	1,300	435	3,041	844
NEC TOKIN investment related expenses	265	225	226	900	1,778
Plant start-up costs	319	160	651	861	4,556
Net (gain) loss on sales and disposals of assets	608	129	538	375	(221)
Plant shut-down costs	141	231	—	372	889
Pension plan adjustment	—	—	—	312	—
Inventory Revaluation	—	—	(928)	—	—
Adjusted operating income (loss)	$12,907	$13,573	$7,872	$52,816	$51,001

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income (loss):

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Quarters Ended			Fiscal Year Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
	(Unaudited, Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$183,926	$177,184	$193,708	$734,823	$823,192
Net income (loss) from continuing operations	(15,173)	(8,600)	(19,847)	(53,629)	(19,522)
Income (loss) from discontinued operations	—	—	—	—	5,379
Net income (loss)	$(15,173)	$(8,600)	$(19,847)	$(53,629)	$(14,143)
Net income (loss) per basic and diluted share:
Net income (loss) from continuing operations	$(0.33)	$(0.19)	$(0.44)	$(1.17)	$(0.43)
Net income (loss) from discontinued operations	$—	$—	$—	$—	$0.12
Net income (loss)	$(0.33)	$(0.19)	$(0.44)	$(1.17)	$(0.31)
Non-U.S. GAAP
Net income (loss)	(15,173)	(8,600)	(19,847)	(53,629)	(14,143)
Adjustments:
Change in value of NEC TOKIN options	—	(700)	11,100	26,300	(2,100)
Equity (gain) loss from NEC TOKIN	11,648	6,505	2,093	16,406	2,169
Restructuring charges	617	1,714	3,437	4,178	13,017
ERP integration costs/IT transition costs	859	167	1,273	5,677	3,248
Stock-based compensation	1,013	1,154	1,328	4,774	4,512
Legal expenses related to antitrust class actions	482	1,300	435	3,041	844
Net foreign exchange (gain) loss	122	(1,036)	(2,168)	(3,036)	(4,249)
NEC TOKIN investment related expenses	265	225	226	900	1,778
Income tax effect of pension curtailment	155	720	—	875	—
Plant start-up costs	319	160	651	861	4,556
Amortization included in interest expense	210	212	244	859	1,814
(Gain) loss on sales and disposals of assets	608	129	538	375	(221)
Plant shut-down costs	141	231	—	372	889
Pension plan adjustment	—	—	—	312	—
Income tax effect of non-GAAP adjustments (1)	546	(10)	20	652	84
(Income) loss from discontinued operations	—	—	—	—	(5,379)
(Gain) loss on early extinguishment of debt	—	—	—	—	(1,003)
Professional fees related to financing activities	—	—	—	—	1,142
Inventory Revaluation	—	—	(928)	—	—
Adjusted net income (loss)	$1,812	$2,171	$(1,598)	$8,917	$6,958
Adjusted net income (loss) per basic share	$0.04	$0.05	$(0.04)	$0.19	$0.15
Adjusted net income (loss) per diluted share	$0.04	$0.04	$(0.04)	$0.17	$0.13
Weighted average shares outstanding:
Basic	46,160	46,081	45,443	46,004	45,381
Diluted (2)	50,056	51,865	45,443	51,436	52,588
(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.
(2) Used to calculate adjusted net income (loss) per diluted share.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense, and depreciation and amortization expense, adjusted to exclude certain item which are outlined in the quantitative reconciliation provided below.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2016
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$(37,050)	$7,194	$(8,600)	$(15,173)	$(53,629)

Adjustments:
Income tax expense (benefit)	(248)	1,438	2,760	2,056	6,006
Interest expense, net	10,010	9,808	9,848	9,925	39,591
Depreciation and amortization	9,917	9,265	9,674	10,160	39,016
Change in value of NEC TOKIN options	29,200	(2,200)	(700)	—	26,300
Equity (gain) loss from NEC TOKIN	(1,585)	(162)	6,505	11,648	16,406
ERP integration costs/IT transition costs	4,369	282	167	859	5,677
Stock-based compensation	1,279	1,328	1,154	1,013	4,774
Restructuring charges	1,824	23	1,714	617	4,178
Legal expenses related to antitrust class actions	718	541	1,300	482	3,041
Net foreign exchange (gain) loss	1,049	(3,171)	(1,036)	122	(3,036)
NEC TOKIN investment-related expenses	224	186	225	265	900
Plant start-up costs	195	187	160	319	861
(Gain) loss on sales and disposals of assets	(58)	(304)	129	608	375
Plant shut-down costs	—	—	231	141	372
Pension plan adjustment	312	—	—	—	312
Adjusted EBITDA	$20,156	$24,415	$23,531	$23,042	$91,144

	Fiscal Year 2015
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$(3,540)	$6,330	$2,914	$(19,847)	$(14,143)

Adjustments:
Income tax expense (benefit)	1,282	2,583	1,359	3	5,227
Interest expense, net	10,453	10,284	9,933	10,016	40,686
Depreciation and amortization	10,797	10,177	9,720	10,074	40,768
Change in value of NEC TOKIN options	(4,100)	(6,600)	(2,500)	11,100	(2,100)
Equity (gain) loss from NEC TOKIN	1,675	(232)	(1,367)	2,093	2,169
ERP integration costs/IT transition costs	895	409	671	1,273	3,248
Stock-based compensation	994	958	1,232	1,328	4,512
Restructuring charges	1,830	1,687	6,063	3,437	13,017
Legal expenses related to antitrust class actions	—	—	409	435	844
Net foreign exchange (gain) loss	527	(1,351)	(1,257)	(2,168)	(4,249)
NEC TOKIN investment-related expenses	580	487	485	226	1,778
Plant start-up costs	1,647	1,114	1,144	651	4,556
(Gain) loss on sales and disposals of assets	365	(550)	(574)	538	(221)
Plant shut-down costs	889	—	—	—	889
(Income) loss from discontinued operations	(6,943)	1,400	164	—	(5,379)
(Gain) loss on early extinguishment of debt	—	—	(1,003)	—	(1,003)
Professional fees related to financing activities	—	—	1,142	—	1,142
Inventory revaluation	2,676	(821)	(927)	(928)	—
Adjusted EBITDA	$20,027	$25,875	$27,608	$18,231	$91,741